Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 11, 2021, except for the effects of the restatement disclosed in Note 2, as to which the date is December 17, 2021, relating to the financial statements of BowX Acquisition Corp. appearing in the entity’s Annual Report on Form 10-K/A for the year ended December 31, 2020.

/s/ WithumSmith+Brown, PC

New York, New York

December 27, 2021